EXHIBIT 10.62

SEPARATION AGREEMENT
AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into this the 1st day of July, 2006 (the “Effective Date”), by and between CCI TELECOM INC., a Nevada corporation (hereunder the “Company” or “Employer”) and MICHAEL J. NOVAK, who resides at 22374 Fossil Ridge, San Antonio, [TX] 78216 (“Employee”) (hereinafter collectively referred to as the “Parties”), and is made and entered into with reference to the following facts.  CHARYS HOLDING COMPANY INC. [“Charys”] is made a party hereto solely with respect to Employees’ agreement to release Charys and Charys’ obligation to enter into the Consulting Agreement and pay the stock consideration set forth herein in consideration of the release of claims of Charys as provided in Section 3.  CCI Associates LTD is made a party solely with respect to Section 3.

RECITALS

WHEREAS, Employee was hired by the Company pursuant to that certain Employment Agreement dated March 4th, 2005 and attached hereto as Exhibit A [the “Employment Agreement”]; and

WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective the 1st day of July, 2006; and

WHEREAS, the Parties each desire to resolve any potential disputes which exist or may exist arising out of Employee’s employment with the company and/or the termination thereof.

NOW, THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

AGREEMENT

1.             Agreement By the Employee.  In exchange for the payments described herein, Employee agrees to the following:

(a)           Employee’s employment with the Company is terminated effective as of the 1st day of July, 2006 which shall be the last day of employment (hereinafter the “Termination Date”); and

(b)           To be bound by the terms of this Agreement and the Consulting Agreement of even date herewith.

2.             Agreement By the Company.  In consideration of Employee’s agreement to be bound by the terms of this Agreement, including but not limited to the Release of Claims in paragraph 3, the Company agrees to provide Employee with the amounts described and to be paid as set forth on Exhibit B attached hereto and by reference made a part hereof.  The total amounts set forth in this Section are hereinafter referred to as the “Consideration.”  The Consideration shall be paid as provided therein, upon the condition that Employee has returned to Employer all personal property to Employer, including any leased cars, personal lap top computers or printers or cellular telephones issued to Employee, and any and all business files in the custody or control of Employer.

Employee acknowledges that, absent this Agreement, he has no legal, contractual or other entitlement to the Consideration set forth in this paragraph and that the amount set forth in this paragraph constitutes valid and sufficient consideration for Employee’s release of claims and other obligations set forth herein.

3.             Release of Claims.

(a)           Except for payment of the Consideration set forth in Section 2, and the indemnity obligations as to personal guaranties set forth in Section 3(c) herein, Employee hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, members, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns, including but not limited to Charys Holding Company Inc. and its officers, directors, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee’s behalf from the beginning of time up to and including the date of this Agreement including but not limited to claims arising out of the contracts set forth on composite Exhibit A consisting of:  Employment Agreement, Plan and Agreement of Triangular Merger and Agreement and Contract For Sale Between the Company and CCI Associates LTD.  As used in this paragraph, “claims,” “demands,” and “causes of action” include, but are not limited to, claims based on contract or tort, whether express or implied, wrongful termination, retaliation, emotional distress, statute or common law, claims for severance pay, claims related to stock options other and/or fringe benefits, claims for attorneys’ fees, vacation pay, compensatory damages, punitive or exemplary damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the employee Retirement Income Security Act.

(b)           Nothing contained herein shall release Employee from his obligations to comply with the covenant set forth in Section 6 [Confidential Information] of the Employment Agreement as if the foregoing were set forth herein verbatim and Section 11 of the Agreement and Contract For Sale Between the Company and CCI Associates LTD [Taxes], Section 7 [Non Competition] shall be of no further force or effect.

(c)           Company shall indemnify, defend and hold Employee harmless from and against any and claims for payment arising out of the contracts of personal guaranty attached in Exhibit C.

4.             Receipt of Wages and Other Compensation.  Employee acknowledges and agrees that, prior to execution of this Agreement, he has received payment for all wages, salary, bonuses, accrued vacation, and all other compensation owed to Employee by the Company.

5.             Company Property/Proprietary Information.  Employee agrees to return to the Company all Company property and documents in Employee’s possession.  Employee also understands and agrees that he may not utilize any proprietary information, confidential information and/or trade secrets of the Company for any purpose at any time in the future.

6.             Acceptance of Agreement [Revocation].  Employee acknowledges and agrees that he has been given at least twenty-one (21) days to review this Agreement, and that he has seen (7) days following the execution of this Agreement by all parties within which to rescind this Agreement by providing notice in writing to the Company.  Employee further acknowledges that this Agreement and the release contained herein satisfy all the requirements for an effective release by Employee of all age discrimination claims under ADEA.

7.             Non-Admission of Liability and Non-Disparagement.  The Company denies any wrongdoing whatsoever in connection with its dealings with Employee, including but not limited to Employee’s employment and termination.  It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of the Company or the Employee.  Each Party covenants and agrees that it shall not make any denigrating or disparaging public statements of any type or nature concerning any other Party or its business or operations.  This non-disparagement agreement shall not in any way prevent the parties from disclosing any information to their attorneys or in response to a lawful subpoena or court order requiring disclosure of information.

8.             No Filing of Claims.  Employee represents and warrants that he does not presently have on file, and further represents and warrants that he will not hereafter file, any claims, charges, grievances or complaints against any of the Releasees (defined above) in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Releasees occurring prior to the date of this Agreement.

9.             Ownership of Claims.  Employee represents and warrants that he is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein.  Employee further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which he may have against the Releasees.

10.           Confidentiality.  Employee and the Company understand and agree that this Agreement, and the matters discussed in negotiating its terms, are entirely confidential.  It is therefore expressly understood and agreed that Employee and the Company’s directors, members and officers will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any other person, organization or other entity (with the exception that Employee may communicate the terms to his immediate family members and professional representatives) unless required by subpoena or court order.  Employee further agrees that he will not, at any time in the future, make any statements to any third parties that disparage any of the Releasees personally or professionally.  The Company agrees that is officers, members and directors shall not make any statements to any third parties disparaging Employee personally or professionally.

11.           Tax Indemnification.  It is understood and agreed that Employee is liable for all tax obligations, if any, with respect to the settlement payments provided for herein.  Employee agrees to indemnify, defend and hold harmless Employer from any and all taxes, assessments, penalties, loss, costs, attorneys’ fees, expenses or interest payments that Employer may at any time incur by reason of any demand, proceeding, action or suit brought against Employer arising out of or in any manner related to any local, state or federal taxes allegedly due from Employee in connection with this Agreement.  Employee acknowledges that Company has made no representations or warranties regarding the tax consequences of entering or not entering into this Agreement and Company has advised Employee to seek his own tax counsel for such matters.

12.           Texas Law Applies; Venue.  This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of Texas.  Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in San Antonio, Texas, and the parties consent to the jurisdiction of such courts.  In any action arising out of this Agreement, or involving claims barred by this Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys’ fees at trial and on appeal.

13.           Successors and Assigns.  The Parties expressly understand and agree that this Agreement, and all of its terms, shall be binding upon their representatives, heirs, executors, administrators, successors and assigns.

14.           Consultation with Counsel.  Employee acknowledges that he has been advised to consult with legal counsel of her choice prior to execution and delivery of this Agreement.

15.           Integration.  Except as otherwise specifically provided for, this Agreement constitutes an integrated, written contract, expressing the entire agreement between the Parties with respect to the subject matter hereof.  In this regard, Employee represents and warrants that he is not relying on any promises or representations, which do not appear written herein.  Employee further understands and agrees that this Agreement can be amended or modified only by a written agreement, signed by each of the Parties hereto.

16.           Counterparts.  This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.

17.           Headings.  The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.

18.           Severability.  If any provision in this Agreement is held to be invalid, the remainder of this Agreement shall not be affected by such a determination.

19.           Voluntary Agreement.  EMPLOYEE UNDERSTANDS AND AGREES THAT HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.

DATED:	CCI TELECOM, INC.
Witness
	By:	/s/ Billy V. Ray, Jr.
Its: Chairman

DATED: 6-20-06	MICHAEL J. NOVAK

Witness	By:	/s/Michael J. Novak
[Illegible signature]

CHARYS HOLDING COMPANY, INC.

	By:	/s/Billy V. Ray, Jr.
Its: CEO

CCI ASSOCIATES LTD.

Witness	By:	/s/ Michael J. Novak
[Illegible signature]	Its: Gen. Partner

EXHIBIT A

[Attach a copy of the following agreements:  Employment Agreement, Plan and Agreement of Triangular Merger and Agreement and Contract For Sale Between the Company and CCI Associates LTD.]

[INTENTIONALLY OMITTED]

NOVAK RELEASE

EXHIBIT B

Compensation Schedule

1.             Compensation:

	Cash	Shares
Jul., Aug., Sept., Oct. at 11/1/06	$15,000/Month	20,000
Nov., Dec., Jan., Feb., at 3/1/07	$10,000/Month	20,000
Mar., Apr., May, June at 7/1/07	$5,000/Month	20,000

The Shares refer to Common Shares of Charys issuable hereunder which have been registered on Form S-8 filed with the Securities and Exchange Commission of the       day of           , 2006.

2.             Reimburse 2005 tax return tax preparation fees up to the amount of $5000.

3.             EXHIBIT B-2 describes all Charys Stock Option Agreements currently in effect by and between Employee and Charys [hereinafter “Option Agreements”].  Notwithstanding anything to the contrary in any of the Option Agreement(s), (a) the vesting schedule provided in the Option Agreements shall not be accelerated due to any event of early termination; and (b) Employee shall submit an invoice on the first of the month, and that invoice shall be paid by the 15th of the month.

Bonus:  As additional Employee shall be entitled to earn additional compensation as provided in the Consulting Agreement.

NOVAK RELEASE

EXHIBIT B-2

STOCK OPTION AGREEMENTS BETWEEN CHARYS AND MIKE NOVAK

[INTENTIONALLY OMITTED]

NOVAK RELEASE

EXHIBIT 3C

CONTRACTS OF PERSONAL GUARANTY
OF OBLIGATIONS OF THE COMPANY BY EMPLOYEE

1.     Outstanding Balance owed to American Express by CCI Telecom and personally Guaranteed by Novak.

NOVAK RELEASE